UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 4, 2001


                                 C-COR.net Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726                  24-0811591
-------------------------------     ----------------         -------------------
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)       Number)                 Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
 ------------------------------------------------         ----------
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461


         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

     On August 6, 2001, the Registrant issued a press release, which is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference, announcing that on August 4, 2001, the Registrant completed its purchase of certain assets of ADC Telecommunications, Inc.'s ("ADC") cable product portfolio, under the terms and conditions previously announced on July 9, 2001. The assets purchased include the Optiworx (TM) and DV-6000 product lines, as well as other related cable infrastructure products from ADC's Broadband Communications Division, located in Meriden, Connecticut; Buenos Aires, Argentina; and Klagenfurt, Austria. These facilities and their assets have become part of the Registrant's Broadband Communications Division. John Caezza, the Vice President and General Manager of ADC's Broadband Communications Division, has become the President of the Registrant's Broadband Communications Division. The Registrant acquired the purchased assets for approximately $25.0 million in cash and the assumption of approximately $400,000 of debt together with certain other liabilities. The nature and amount of consideration paid in connection with the acquisition was determined based on arms length negotiations between the Registrant and ADC, and the Registrant used its available working capital to fund the acquisition. The acquisition is being accounted for as a purchase. Any excess of the purchase price and related costs over the fair value of the acquired net assets of the business will be recorded as goodwill. The results of operations of the purchased assets will be included in the consolidated financial statements of the Registrant from the date of acquisition. Assets acquired by the Registrant consist primarily of inventory, fixed assets, contractual rights and obligations, intellectual property and equipment which were used by ADC in its Broadband Communications Division and the capital stock of ADC Phasor GmbH, an Austrian company, and ADC Argentina, S.R.L., an Argentine limited liability company. The Registrant will continue to use such assets in the same manner as the assets were used by ADC.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

            (a) Financial Statements of Business Acquired

            (b) Pro Forma Financial Information

                Pursuant to Item 7(a) and Item 7(b), the Registrant is required to file certain financial statements with respect to the purchase of certain assets of ADC's Broadband Communications Division and certain pro forma financial information. As of the date hereof, it is impractical to provide such financial statements, including the notes thereto, as well as the required pro forma financial information. The Registrant expects to file all such required financial statements and pro forma financial information as soon as it is practicable, and in any event within the time period required by Item 7(a).

            (c) Exhibits

            2.1 Acquisition Agreement dated as of July 9, 2001, by and among the
                Registrant, C-COR Europe Holding, B.V., Broadband Capital Corp., Broadband Royalty Corp. and ADC Telecommunications, Inc., ADC Broadband Communications, Inc., ADC International Holding Company, ADC Phasor Electronics GMBH, and ADC Argentina, S.R.L.*

            2.2 Amendment No. 1 to Acquisition Agreement dated as of August 4,
                2001, by and among the Registrant, C-COR Europe Holding, B.V., Broadband Capital Corp., Broadband Royalty Corp. and ADC Telecommunications, Inc., ADC Broadband Communications, Inc., ADC International Holding Company, ADC Phasor Electronics GMBH, and ADC Argentina, S.R.L.

           99.1 Press Release, dated August 6, 2001, of C-COR.net Corp.


* The exhibits and schedules to Exhibit 2.1 are not filed herewith.
A copy of any omitted exhibit or schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


C-COR.net Corp.
(Registrant)

August 20, 2001


By: /s/ David A. Woodle
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Name: David A. Woodle
Title: President and Chief Executive Officer